Exhibit 8.1

List of Subsidiaries of the Registrant (as of December 31, 2016)

Subsidiaries	Jurisdiction of Incorporation
EDC Holding Limited	Cayman Islands
Further Success Limited	BVI
EDC China Holdings Limited	Hong Kong
EDE I (HK) Limited	Hong Kong
EDE II (HK) Limited	Hong Kong
EDE III (HK) Limited	Hong Kong
EDB (HK) Limited	Hong Kong
EDB II (HK) Limited	Hong Kong
FEP (HK) Limited	Hong Kong
EDCQ (HK) Limited	Hong Kong
EDH (HK) Limited	Hong Kong
EDS (HK) Limited	Hong Kong
Megaport International Limited	BVI
GDS (Hong Kong) Limited	Hong Kong
EDCD (HK) Limited	Hong Kong
EDKS (HK) Limited	Hong Kong
EDSUZ (HK) Limited	Hong Kong
GDS Data Services Company Ltd.	Macau
GDS Services Limited	Cayman Islands
GDS Services (Hong Kong) Limited	Hong Kong
EDC (Chengdu) Industry Co., Ltd.* 万国数据(成都)实业有限公司	PRC
EDC Technology (Kunshan) Co., Ltd.* 万国数据科技发展(昆山)有限公司	PRC
EDC Technology (Suzhou) Co., Ltd.* 万国数据科技发展(苏州)有限公司	PRC
Guojin Technology (Kunshan) Co., Ltd.* 国金数据科技发展(昆山)有限公司	PRC
Shanghai Yungang EDC Technology Co., Ltd.* 上海云港万国数据科技发展有限公司	PRC
Shenzhen Yungang EDC Technology Co., Ltd.* 深圳云港万国数据科技发展有限公司	PRC
Beijing Hengpu’an Data Technology Development Co., Ltd.* 北京恒普安数码科技发展有限公司	PRC
Beijing Wanguo Shu’an Science &Technology Development Co., Ltd.* 北京万国曙安科技发展有限公司	PRC
Shanghai Free Trade Zone GDS Management Co., Ltd.* 上海自贸区万国数据管理有限公司	PRC
Shenzhen Pingshan New Area Global Data Science & Technology Development Co., Ltd.* 深圳市坪山新区万国数据科技发展有限公司	PRC

Consolidated Variable Interest Entities
Beijing Wanguo Chang’an Science & Technology Co., Ltd.* 北京万国长安科技有限公司	PRC
Shanghai Shu’an Data Services Co., Ltd.* 上海曙安数据服务有限公司	PRC
Guangzhou Weiteng Construction Co., Ltd.* 广州市维腾建设有限公司	PRC
Global Data Solutions Co., Ltd.* 万国数据服务有限公司	PRC
Kunshan Wanyu Data Service Co., Ltd.* 昆山万宇数据服务有限公司	PRC
Shanghai Waigaoqiao EDC Technology Co., Ltd.* 上海外高桥万国数据科技发展有限公司	PRC
Beijing Wanguo Yixin Science & Technology Co., Ltd.* 北京万国亦新科技有限公司	PRC

*The English name of this subsidiary or consolidated Variable Interest Entity, as applicable, has been translated from its Chinese name.